As filed with the Securities and Exchange Commission on November 9, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	22-2389839 (I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325
San Diego, CA 92121
(Address of principal executive offices)

2000 EQUITY INCENTIVE PLAN, AS AMENDED
(Full title of the plan)
Jay D. Kranzler, Ph.D., M.D.
Chief Executive Officer and Chairman of the Board
CYPRESS BIOSCIENCE, INC.
4350 Executive Drive, Suite 325
San Diego, CA 92121
(858) 452-2323
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Frederick T. Muto, Esq.
Matthew T. Browne, Esq.
COOLEY GODWARD KRONISH LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering	Aggregate	Amount of
to be Registered	be Registered(1)	Price per Share(2)	Offering Price(2)	Registration Fee(3)
Common Stock (par value $.001 per share)	5,365,358 shares	$12.105	$64,947,659	$1,994

(1)	A total of 2,365,358 shares of Common Stock being registered hereunder are currently reserved for issuance under the Registrant’s 2000 Equity Incentive Plan, as amended (the “Plan”). The balance of 3,000,000 shares are being registered in connection with anticipated subsequent increases in the number of shares available under the Plan pursuant to an automatic adjustment provision contained within the Plan.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s Common Stock on November 8, 2007, as reported on The Nasdaq Global Market.
(3)	Calculated by multiplying the proposed maximum aggregate offering price by $30.70 per million dollars.

     This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

SIGNATURES
POWER OF ATTORNEY
EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
     Cypress Bioscience, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are currently effective. The Registrant is hereby registering 5,365,358 additional shares of its Common Stock, $0.001 par value, for issuance under the Cypress Bioscience, Inc. 2000 Equity Incentive Plan, as amended (the “Plan”), such that 12,376,307 shares are registered in the aggregate. Registration Statements on Form S-8 filed on April 18, 2001 (Registration No. 333-59164), May 17, 2002 (Registration No. 333-88544) and June 18, 2004 (Registration No. 333-116662) with the Securities and Exchange Commission relating to the same class of securities are currently effective and, in accordance with General Instruction E to Form S-8, the contents of such Registration Statements are incorporated herein by reference.
EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1	2000 Equity Incentive Plan, as amended.(1)

99.2	Form of Stock Option Agreement.(2)

(1)	Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 18, 2004.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 9, 2007.

CYPRESS BIOSCIENCE, INC.
By:	/s/Sabrina Martucci Johnson
Sabrina Martucci Johnson, Chief Business Officer, Chief
Financial Officer and Executive Vice President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay D. Kranzler, M.D., Ph.D. and Sabrina Martucci Johnson, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Jay D. Kranzler Jay D. Kranzler, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 9, 2007
/s/Sabrina Martucci Johnson Sabrina Martucci Johnson	Chief Business Officer, Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	November 9, 2007
/s/Roger L. Hawley Roger L. Hawley	Director	November 9, 2007
/s/Amir Kalali Amir Kalali	Director	November 9, 2007

Signature	Title	Date
/s/Jon W. McGarity Jon W. McGarity	Director	November 9, 2007
/s/Jean-Pierre Millon Jean-Pierre Millon	Director	November 9, 2007
Perry B. Molinoff	Director	November 9, 2007
/s/ Tina S. Nova Tina S. Nova	Director	November 9, 2007
/s/Daniel H. Petree Daniel H. Petree	Director	November 9, 2007

EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

99.1	2000 Equity Incentive Plan, as amended.(1)

99.2	Form of Stock Option Agreement.(2)

(1)	Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 18, 2004.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001.